                                                                    EXHIBIT 99.4

       FORM OF LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE

              ANY AND ALL OUTSTANDING 4.95% SENIOR NOTES DUE 2014
                                       FOR
                           4.95% SENIOR NOTES DUE 2014
                                       OF

                           TOLL BROTHERS FINANCE CORP.

               PURSUANT TO THE PROSPECTUS DATED ___________, 2004

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2004 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                                                          ________________, 2004

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

         We have been appointed by Toll Brothers Finance Corp. (the "Company"), to act as exchange agent in connection with its offer (the "Exchange Offer") to exchange new 4.95% Senior Notes due 2014 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 4.95% Senior Notes due 2014 (the "Old Notes"), upon the terms and subject to the conditions set forth in the prospectus dated __________, 2004 and in the accompanying Letter of Transmittal (the "Letter of Transmittal") which together constitute the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the prospectus.

         Enclosed herewith are copies of the following documents:

         1. The prospectus dated ________________, 2004;

         2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding;

         3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date;

         4. A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

         5. A return envelope addressed to the exchange agent.

         DTC Participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

         PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 2004, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

         Additional copies of the enclosed materials may be obtained from the exchange agent, at the address and telephone numbers set forth on the front of the Letter of Transmittal.

                                Very truly yours,

                           J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
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         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.